PRESS RELEASE UPC



           UNITED PAN-EUROPE COMMUNICATIONS N.V. RESULTS FOR THE THREE
                          MONTHS ENDING MARCH 31, 2003


Amsterdam, The Netherlands - May 14, 2003: United Pan-Europe Communications N.V. ("UPC" or the "Company") (EURONEXT Amsterdam: UPC), one of the leading broadband communications companies in Europe, today announces its operating and financial results for the first quarter, 2003.

     o    First quarter 2003 financial targets were met or exceeded, with:
          o    Revenue growth of 3% from EUR 350m in Q4 2002 to EUR 359m in Q1
               2003
          o Adjusted EBITDA1 growth of 27% from EUR 84m in Q4 2002 to EUR 106m in Q1 2003.
     o Net income before income tax and other items improved to positive EUR 57m in the first quarter of 2003 from a net loss of EUR (396)m in the fourth quarter 2002
     o Adjusted EBITDA less capital expenditure improved from positive EUR 4.0m for the fourth quarter 2002 to positive EUR 64m in the first quarter 2003

Management Comments

Commenting on UPC's results, John F. Riordan, CEO of UPC, said:

"UPC has continued to perform strongly during the first quarter of 2003; our performance met or exceeded our financial guidance for the quarter.

We continue to prioritise the service we offer our customers and have recently completed a re-assessment of our brand. The company is implementing a comprehensive program across its European footprint based on redefined mission, vision and values, putting the customer at the heart of everything we do. Customer satisfaction is our key principle of operation and we are dedicated to offering our eight million customers more choice, better value and an ever improving quality of service.

Financially we have continued to target cashflow generation and will not chase less profitable revenue growth. This prudent revenue improvement is driven by increased take up of our new services and targeted rate increases. We will work to achieve our financial goals by realising economies of scale across our network and cost rationalisation through integration synergies.

Since we updated the market with our year-end results at the end of March we were pleased to announce the extension of waivers under our senior bank facility until the end of September 2003. This will allow UPC sufficient time to complete its restructuring process and to deal with the appeal procedure that has been filed by InterComm Holdings L.L.C. (`ICH') in relation to the decision of the Amsterdam court of March 13, 2003 to ratify the Akkoord. While, as expected, the Dutch Court of Appeals rejected ICH's claim at the beginning of April, ICH has appealed the ratification of the Akkoord to the Dutch Supreme Court.

The Supreme Court has scheduled briefs to be submitted by May 23, 2003 and is expected to rule on the appeal expeditiously. The Supreme Court will be the final point of appeal for ICH in relation to the ratification of the Akkoord.

We believe the appeal is without merit. However, the appeal will delay the Effective Date for emergence from Chapter 11 and Akkoord process and the completion of the recapitalisation beyond the end of the second quarter 2003. We will provide more information on the expected timing of completion of the restructuring as soon as it is available.

_____________________________
1 Adjusted EBITDA represents earnings before interest, tax, depreciation, amoritsation, stock based compensation, restructuring and impairment charges

Finally, I would like to sincerely thank management and staff for their hard work during the first quarter 2003, in continuing to successfully execute our revised strategy.

Group Financial Review

UPC's core operations are split into four principal divisions as follows:

1. UPC Distribution - local operating systems providing video, telephone and internet services for residential customers (Triple Play).

2. UPC Media - broadband internet and interactive digital products and services, transactional television services such as pay-per-view movies, digital broadcast and post-production services and thematic channels for distribution on UPC's network, third party networks and DTH platforms.

3. Priority Telecom - providing network solutions to the business customer. 4. Investments Division - managing our non-consolidated investment assets. During April 2003, UPC sold its shares in SBS Broadcasting S.A. to UnitedGlobalCom for EUR 100m, against a book value at March 31, 2003 of EUR 63m. UPC will continue to focus on rationalising its investment portfolio to maximise value.

Revenue

                                                            For the Quarter ended
Revenues (EUR '000s)
                                                            Q1 2003       Q1 2002       % change
                                                                                          Q on Q
Triple Play Distribution (1)                                322,792       297,296             9%

Deconsolidated German EWT/TSS Operations                          0        12,491

DTH                                                           9,202         7,212

Other (2)                                                     6,471         9,834

Total UPC Distribution                                      338,465       326,833             4%

Priority Telecom                                             26,604        32,116
UPC Media                                                    20,671        18,515
UPC Investments (3)                                             123           123
Intercompany Eliminations(4)                                (26,763)      (31,275)

UPC Consolidated                                            359,100       346,312             4%

1. Includes basic cable, digital, telephony and internet revenues. Excludes Germany.

2. Network revenue, generated by operating, maintenance and leasing agreements with Priority Telecom, eliminated on consolidation

3. UPC Investment Division has been formed in 2003 and manages our non-consolidated investment assets

4. Intercompany eliminations are the eliminations of intercompany UPC Media revenues and network revenues

UPC's consolidated revenue in the three months ending March 31, 2003 was EUR 359m, an increase of 4% from EUR 346m in the first quarter 2002. UPC Triple Play Distribution revenue from continued operations increased 9% to EUR 323m in Q1 2003, compared to EUR 297m in Q1 2002. Revenues increased due to price rises in the period and increasing take up of new services.

Revenues at Priority Telecom decreased to EUR 27m in the first quarter 2003 from EUR 32m in the first quarter 2002 as a direct result of its revenue rationalisation strategy whereby low margin or high price erosion and credit risk customer contracts are reduced or even eliminated, due to the shifted focus of resources towards high margin direct business customer contracts, adhering to Priority's internal margin and profitability guidelines. Priority continues to refocus its product portfolio to concentrate efforts on profitable products and services. While Priority anticipates weak market conditions in the business telecommunications market during 2003 it is proactively introducing initiatives that will enable it to continue to enhance its profitability and expand the business during the remainder of the year.

UPC Media performed well in Q1 2003 and generated an increase in revenue 12% in Q1 2003 compared with Q1 2002 with revenues increasing from EUR 19m in Q1 2002 to EUR 21m in Q1 2003, driven by a strong performance in the internet access business.

Non GAAP and Other Financial Measures

UPC uses Adjusted EBITDA, a non-GAAP financial measure, as a management tool to measure and monitor financial performance and as part of the calculation of Company performance against senior bank facility covenants. As previously highlighted, Adjusted EBITDA is defined as earnings before interest, tax, depreciation, amortisation, stock based compensation, restructuring and impairment charges. The most directly comparable financial measure to Adjusted EBITDA that is calculated and presented in accordance with US GAAP is Income
(loss) before income taxes and other items.

Adjusted EBITDA

                                                                For the Quarter Ended
Adjusted EBITDA (EUR '000s)
                                                                                             % change
                                                                 Q1 2003       Q1 2002        Q on Q

Triple Play Distribution (1)                                     113,098         67,549           67%

Deconsolidated German EWT/TSS Operations                               0          5,521

DTH                                                                1,216            524

Other (2)                                                          5,139          5,827
Corporate (3)                                                   (17,861)       (14,254)
Total UPC Distribution                                           101,592         65,167           56%

Priority Telecom (4)                                               2,601        (4,676)
UPC Media                                                          2,465        (5,575)
UPC Investments (5)                                                (170)          (102)
UPC Consolidated                                                 106,488         54,814           94%

1.   Includes basic cable, digital, telephony and internet revenues.
2. Other includes network revenue and costs and administrative costs not attributable to a specific business line

3. Head office activities included in the calculation of UPC Distribution Adjusted EBITDA

4. Since Priority Telecom's listing, its results are separately announced in Dutch GAAP, and presented in US GAAP in our financial statements. Differences may occur as a result of this.

5. UPC Investment Division has been formed in 2003 and manages our non-consolidated investment assets

UPC consolidated Adjusted EBITDA continued to improve strongly during the first quarter 2003 increasing 94% to EUR 106m, compared to EUR 55m in Q1 2002. UPC Triple Play Distribution Adjusted EBITDA increased 67% to EUR 113m in Q1 2003 from EUR 68m in Q1 2002.

Q1 2002 Adjusted EBITDA has been restated in the table above following the reallocation of previously centralized costs including Information Technology and Other (including marketing) costs to cost centers in the relevant countries. In addition, from April 2003 certain corporate costs have been transferred into the UPC Distribution bank group, this change is reflected in the Q1 2003 results. Corporate costs have increased to EUR 18m in Q1 2003 from EUR 14m in Q1 2002 in large part because of certain one-off expenses that occurred in the period.

Our Central European DTH business, Priority Telecom and UPC Media all demonstrated significant continued operating improvements in Q1 2003. For the first quarter 2003, Priority Telecom improved its Adjusted EBITDA loss from EUR
(5)m in the first quarter 2002 to positive EUR 3m in Q1 2003. UPC Media improved its Adjusted EBITDA loss from EUR (6)m in Q1 2002 to EUR positive 2m Q1 in 2003.

The table below highlights the reconciliation of Adjusted EBITDA to the US GAAP measure Net Income (loss) before income taxes and other items.


Reconciliation of Adjusted EBITDA to Net Income (loss) before
income taxes and other items (EUR '000s)                              Q1 2003       Q1 2002        Q4 2002

Adjusted EBITDA                                                            106,488         54,814        83,586
Depreciation and amortisation                                            (166,616)      (172,632)     (174,921)
Impairment and restructuring charges                                             0        (3,943)     (397,101)
Stock-based compensation and retention bonuses                             (3,893)        (6,790)       (3,061)
Net Operating Loss                                                        (64,021)      (128,551)     (491,497)

Interest Income                                                              3,569          5,985        11,042
Interest Expense                                                          (82,377)      (230,205)     (219,372)
Foreign exchange gain (loss) and other income
(expense), net                                                             133,355       (56,057)       237,893
Other income (expense)                                                      66,486       (62,429)        95,246

Net Loss before income taxes and other items                                57,012      (471,257)     (366,688)


Free Cashflow Reconciliation, Capital Expenditures and Working Capital Update

As previously highlighted, UPC is focused on improving underlying cashflow generation. The table below demonstrates the positive Free Cashflow of EUR 28m achieved during the first quarter 2003 driven in part by strong working capital flows in the quarter. Free Cashflow is a measure management use to monitor the business and represents net cash provided by operating activities less capital expenditure. We continue to target tighter working capital management during the year and recurring Free Cashflow.

Free Cashflow Reconciliation (EUR '000s)

                                                                Q1 2003

Cash and cash equivalent at beginning of period                 255,062

Adjusted EBITDA                                                 106,488
Capital expenditure                                            (42,915)
Accrued and cash pay Interest1                                 (69,684)
Change in assets and liabilities and other                      33,738
Free Cashflow                                                   27,627

Restricted cash deposited (net)2                               (18,060)
Repayment of debt net of proceeds                               (2,429)
Other3                                                         (13,361)
Cashflow after financing activities                             (6,223)

Cash and cash equivalent at end of period                      248,839


1    Total Interest expense minus accreted interest

2    Includes cash to repay PCI Notes

3 Effect of exchange rates on cash, purchase of derivatives and proceeds received from the sale of assets


Reconciliation of cash provided by operating activities to Free Cashflow

Reconciliation of cash provided by operating activities to Free
Cashflow (EUR 000's)                                                  Q1 2003

Net cash provided by operating activities                             70,542
Capital expenditure                                                  (42,915)
Free Cashflow                                                         27,627


Capital expenditure at EUR 43m for the quarter from EUR 102m in Q1 2002 was below expectations for the quarter due to continued management control and the subscriber growth achieved in the quarter. This reduction in capital expenditure reflects both the variable nature of UPC's capital expenditure requirements and the company's ongoing focused investment in new build and upgrade; ensuring this investment generates a NPV (net present value) positive return.

The table below highlights our capital expenditure for the first quarter 2003, classified in accordance with NCTA cable industry guidelines.

Capital expenditures (EUR '000s)                                      Q1 2003

Customer premise equipment                                             17,296
Commercial spending                                                         0
Scalable infrastructure                                                 6,180
Line extensions                                                         6,735
Upgrade / Rebuild                                                       2,359
Support capital                                                         9,747
Intangibles                                                               598
Total Capital Expenditures                                             42,915


In addition, working capital flows were strong. Seasonal subscriber prepayments and deposits particularly in Austria and the deferral of payment of a portion of the costs associated with our restructuring (due to the ongoing appeal process) resulting in cash balances (including restricted cash) increasing to EUR 285m at the end of Q1 2003 from EUR 273 at year end 2002, with an increase in subscriber prepayments of EUR 48m in the first quarter 2003 compared to Q4 2002.


Update Quarter 1, 2003 compared with Quarter 4, 2002

UPC's financial performance in the first quarter 2003 was inline with or exceeded our financial guidance for the quarter. In the three months ended March 31, 2003, total consolidated revenues grew 3% compared to the fourth quarter of 2002. Total revenues from triple pay distribution also increased 3% quarter over quarter to EUR 323m in Q1 2003 compared with EUR 315m in the fourth quarter 2002. Total consolidated Adjusted EBITDA increased 27% to EUR 106m in Q1 2003 compared with EUR 84m in Q4 2002. Net operating loss before income taxes and other items improved from negative EUR (396)m in Q4 2002 to positive EUR 57m in Q1 2003.


Consolidated Operating Statistics

The table below shows operating statistics for UPC on a consolidated basis:

UPC continues to drive ARPU growth per basic cable subscriber, and has now reached EUR 20.91 in Q1 2003 in Western Europe from 19.22 in Q1, 2002, a 9% increase in the period. In Eastern Europe ARPU per basic cable subscriber has increased to EUR 9.01 in Q1 2003 from EUR 8.54 in Q1, 2002, an increase of 6% in the period. Across all properties, ARPU per RGU increased during the twelve months to March 31, 2003 by 6% to EUR 13.74 per RGU from 12.97 in Q1, 2002.

As highlighted in our year-end 2002 results we did not expect our subscriber numbers to significantly increase during Q1 2003 due to the implementation of the new subscriber management system, involving the consolidation of a number of customer databases in the Netherlands. This new system has enabled a systematic reduction in the period over which an overdue account is disconnected for non-payment of service fees and has resulted in a reduction in the number of subscribers in the Netherlands during the first quarter 2003. Net subscriber growth has however been strong in all other respects and UPC added 32,000 new service subscribers during the quarter.

Consolidated Operating Statistics
                                                  Q1 2003           Q1 2002
(all figures in '000s)

Total Homes Passed (1)                             10,273            10,149
Two-way Homes Passed (1)                            5,510             5,242

Basic Cable Subscribers                             6,621             6,595

Digital Subscribers                                   129               121
Telephony Subscribers (2)                             462               465
Internet Subscribers (3)                              706               565
Net Service Subscribers                             1,297             1,150

DTH Subscribers                                       151               112

Total Residential RGUs (4)                          8,069             7,857

Disposed operations
Germany (EWT / TSS)                                     0               579
Total Disposed operations                               0               579

Total consolidated RGUs                             8,069             8,436

-------------------------------------------------------------------------------

ARPU per RGU (5)                                    EUR 13.74         EUR 12.97
ARPU per basic West European cable subscriber (6)   EUR 20.91         EUR 19.22
ARPU per basic East European cable subscriber (6)   EUR 9.01          EUR 8.54


1)   Excludes Germany EWT / TSS
2)   Includes residential cable and non-cable telephony subscribers.
3)   Includes residential and third party ISP subscribers
4)   Sum of basic cable, digital, Internet telephony and DTH subscribers
5) ARPU calculations exclude Germany but include DTH. In EUR per month, calculated as straight line average: quarterly revenues divided by average of opening and closing subs in the quarter
6) Basic cable, Internet, telephony, digital revenue (excludes DTH) divided by basic cable subscribers (excluding Germany)


Net Results

UPC generated net income of EUR 46m, during Q1 2003 compared with a net loss of EUR (1,990)m for Q1 2002. Net income has been achieved in the first quarter 2003 as a result in part of foreign currency gains of EUR 133m and other income and expense of EUR 66m, due to the sale of our cable business in Israel. Additionally we no longer accrue for the interest on our senior notes during our restructuring, in accordance with Statement of Position (SOP) 90 - 7. We do not expect to generate net profit for the full year 2003.


2003 Outlook

The Company continues to prioritise Adjusted EBITDA and Free Cashflow generation over revenue growth and will not be providing a further update to its revenue guidance for the full year 2003. However it is anticipated that revenue growth will be lower than the 12% annual growth previously highlighted.

A key variable for UPC's 2003 financial results continues to be the resolution of the court case regarding minimum programme guarantees. In addition, the Company's financial results will be impacted by its success in reaching its targeted net additions of 430,000 subscribers during the year. The Company is currently undergoing a reforecast which may be impacted by the items noted above, however it currently reaffirms its Adjusted EBITDA and capital expenditure guidance for the full year 2003.

This press release should be read in conjunction with the Company's audited financial statements and notes, which will be filed on Form 10Q with the SEC on May 15, 2003. This filing will be found on the UPC website at www.upccorp.com.


United Pan-Europe Communications N.V. is one of the leading broadband communications and entertainment companies in Europe. Through its broadband networks, UPC provides television, Internet access, telephony and programming services. UPC's shares are traded on Euronext Amsterdam Exchange (UPC) and in the United States on the Over The Counter Bulletin Board (UPCOY). UPC is majority owned by UnitedGlobalCom, Inc. (NASDAQ: UCOMA).

NOTE: Except for historical information contained herein, this release contains forward-looking statements, which involve certain risks, and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the company's ability to restructure its outstanding indebtedness on a satisfactory and timely basis, the ramifications of any restructuring, the acceptance and continued use by subscribers and potential subscribers of the Company's services, changes in the technology and competition, our ability to achieve expected operational efficiencies and economies of scale, our ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.


For further information please contact:

------------------------------------- -----------------------------------------
Claire Appleby                          Bert Holtkamp
Director of Investor Relations          Director of Corporate Communications
0044 (0) 207 647 8233                   0031 20 778 9447 or  0031 655 38 0594
Email: ir@upccorp.com                   Email: corpcomms@upccorp.com
------------------------------------- -----------------------------------------

Also, please visit www.upccorp.com for further information about UPC

                                                                             As at March 31, 2003
                              --------------------------------------------------------------------------------------------------
                              ---------- --------- ---------- --------- ------------ ---------- ---------- ---------- ----------

                                                       Homes in                        Two Way
                                        UPC Paid in   Service Area    Homes Passed   Homes Passed    Analog Basic       Basic
                                         Ownership       (1)              (2)           (3)          Subscribers(4)   Penetration
                                        -----------   ------------    ------------   ------------    --------------   -----------

Multi Channel TV

   Norway........................       100.0%          529,000         482,600         196,200         336,200          69.7%
   Sweden........................       100.0%          770,000         421,600         264,300         274,000          65.0%
   Belgium.......................       100.0%          530,000         153,600         153,600         130,600          85.0%
   France........................        92.0%        2,656,600       1,356,200         669,400         462,700          34.1%
   The Netherlands...............       100.0%        2,651,700       2,588,100       2,337,400       2,311,700          89.3%
   Austria.......................        95.0%        1,081,400         923,300         920,100         502,200          54.4%
                                                     ----------      ----------       ---------       ---------
      Total Western Europe.......                     8,218,700       5,925,400       4,541,000       4,017,400
                                                     ==========      ==========       =========       =========
   Poland........................       100.0%        1,869,600       1,869,600         199,400         994,500          53.2%
   Hungary.......................    98.9-100%        1,001,100         957,800         512,200         691,200          72.2%
   Czech Republic................    98.9-100%          913,000         679,800         240,200         297,600          43.8%
   Romania.......................       100.0%          659,600         458,400               -         326,200          71.2%
   Slovak Republic...............    95.0-100%          517,800         381,800          17,300         293,600          76.9%
                                                     ----------      ----------       ---------       ---------
      Total Eastern Europe.......                     4,961,100       4,347,400         969,100       2,603,100
      Total......................                    13,179,800      10,272,800       5,510,100       6,620,500
                                                     ==========      ==========       =========       =========


                                        Direct to                           Total Video
                                          Home          Digital             Subscribers
                                        (DTH)(5)        Subscribers(6)         (7)
                                        -----------     --------------      ------------
Multi Channel TV

   Norway........................           -               32,600            368,800
   Sweden........................           -               17,800            291,800
   Belgium.......................           -                -                130,600
   France........................           -                7,600            470,300
   The Netherlands...............           -               49,700          2,361,400
   Austria.......................           -               21,300            523,500
                                        -----------     --------------     -----------
      Total Western Europe.......           -              129,000          4,146,400
                                        ===========     ==============     ===========
   Poland........................           -                -                994,500
   Hungary.......................        82,400              -                773,600
   Czech Republic................        58,200              -                355,800
   Romania.......................           -                -                326,200
   Slovak Republic...............        10,100              -                303,700
                                        ----------     ---------------      -----------
      Total Eastern Europe.......       150,700              -              2,753,800
                                        ==========     ===============      ===========
      Total......................       150,700            129,000          6,900,200
                                        ==========     ===============      ===========

(1) "Homes in Service Area" represents the number of homes in a certain franchise area that can potentially be served.

(2) "Homes Passed" represents the number of homes that can be connected to our distribution system without further extending the cable network distribution plant.

(3) "Two-way Homes Passed" represents the number of homes passed by our network where customers can request and receive the installation of a two-way addressable set-top box, cable modem and/or voice port which, in most cases, allows for the provision of video, voice and data (broadband) services.

(4) "Analog Basic Subscriber" is a home or commercial unit that receives our basic cable service.

(5) "DTH Subscriber" is a home or commercial unit with one or more television sets that receives our video programming broadcast directly to the home via geosynchronous satellites.

(6) "Digital Subscriber" is a home or commercial unit with one or more digital converter boxes that receives our digital service. A digital subscriber is also counted as an Analog Basic Subscriber.

(7) "Total Video Subscribers" is the sum of Analog Basic Subscribers, Direct to Home and Digital Subscribers.



                                                                   As at March 31, 2003
                                    ------------------------------------------------------------------------
                                      UPC Paid in        Homes             Subscribers          Lines
                                       Ownership      Serviceable (1)     Residential (2)   Residential (3)

Cable Telephony

   Norway......................        100.0%              135,100              22,900             25,400
   France......................         92.0%              669,400              55,800             57,300
   The Netherlands.............        100.0%            1,593,300             165,700            195,500
   Austria.....................         95.0%              899,700             149,800            151,200
                                                       ------------         ------------       ------------
      Total cable telephony....                          3,297,500             394,200            429,400
                                                       ============         ============       ============
Non-cable Telephony

   Czech Republic(4)..............   99.9-100.0%            17,700               3,100              3,100
   Hungary(4).....................   98.9-100.0%            84,900              64,900             71,400
                                                       ------------         ------------       ------------
      Total non-cable telephony                            102,600              68,000             74,500
                                                       ============         ============       ============
      Total....................                          3,400,100             462,200            503,900
                                                       ============         ============       ============
===================================================================================================================

(1) "Telephony Homes Serviceable" represents the number of homes that can be connected to our cable distribution system, or our copper (twisted pair) network in certain areas, where customers can request and receive voice services.

(2) "Residential telephony Subscriber" is a home with one or more voice ports connected to our broadband network, or our copper (twisted pair) networks in certain areas, where a customer has requested and is receiving voice services.

(3) "Telephony Lines" are the number of lines provided to our Telephony Subscribers.

(4)  Hungary (Monor) and Czech Republic offer traditional telephone services.



                                                             As at March 31, 2003
                                    ------------------------------------------------------------------------
                                      UPC Paid in        Homes             Residential      3rd Party ISP
                                       Ownership      Serviceable (1)     Subscribers (2)   Subscribers (3)

Internet

   Norway......................        100.0%              196,200              32,300                  -
   Sweden......................        100.0%              264,300              64,600                  -
   Belgium.....................        100.0%              153,600              25,100                  -
   France......................         92.0%              669,400              22,300                  -
   The Netherlands.............        100.0%            2,337,400             309,200                  -
   Austria.....................         95.0%              920,100             187,100                  -
                                                        -----------         -----------        -----------
      Total Western Europe.....                          4,541,000             640,600                  -
                                                        ===========         ===========        ===========
   Poland......................        100.0%              199,400              15,800                  -
   Hungary.....................      98.9-100.0%           451,300              31,600                400
   Czech Republic..............      99.9-100.0%           240,200              17,700                  -
   Slovak Republic.............      95.0-100.0%             8,200                   -                  -
                                                        -----------        -----------         -----------
      Total Eastern Europe.....                            899,100              65,100                400
                                                        ===========        ===========         ===========
      Total....................                          5,440,100             705,700                400
                                                        ===========        ===========         ===========
===================================================================================================================


(1) "Internet Homes Serviceable" represents the number of homes that can be connected to our cable distribution system where customers can request and receive high-speed Internet access services.

(2) "Residential Internet Subscriber" is a home or commercial unit connected to our broadband network, where a customer has requested and is receiving chello broadband high-speed Internet access services.

(3)  Internet subscribers who are not served by chello broadband.

                                                  As at
                                                March 31,
                                                  2003
                                              -------------

Total RGUs (1)

   Norway................................         424,000

   Sweden................................         356,400

   Belgium...............................         155,700

   France................................         548,400

   The Netherlands.......................       2,836,300

   Austria...............................         860,400
                                              -------------
      Total Western Europe...............       5,181,200
                                              =============

   Poland................................       1,010,300

   Hungary...............................         870,500

   Czech Republic........................         376,600

   Romania...............................         326,200

   Slovak Republic.......................         303,700
                                              -------------
      Total Eastern Europe...............       2,887,300
                                              =============
      Total..............................       8,068,500
                                              =============

(1) Total Subscribers, or "Total RGUs" is the sum of Analog, Digital, DTH, Residential, Telephony and Broadband Internet Subscribers.

-------------------------------------------------------------------------------------------------------------------------
                                          UNITED PAN-EUROPE COMMUNICATIONS N.V.
                                                CONSOLIDATED BALANCE SHEET
                                (Stated in thousands of Euros, except par value share and
                                                    number of shares)
-------------------------------------------------------------------------------------------------------------------------

                                                                                                As of           As of
                                                                                              March 31,      December 31,
                                                                                                2003            2002
ASSETS:

Current assets
  Cash and cash equivalents...........................................................         248,839         255,062
  Restricted cash.....................................................................          36,412          18,352
  Subscriber receivables, net of allowance for doubtful accounts of 43,572 and
    52,232, respectively..............................................................          95,679          95,526
  Costs to be reimbursed by affiliated companies......................................           5,850           4,054
  Other receivables...................................................................          38,055          40,588
  Deferred financing costs, net.......................................................          56,284          59,375
  Prepaid expenses and other current assets...........................................          83,532          79,345
                                                                                           -------------   -------------
      Total current assets............................................................         564,651         552,302
Marketable equity securities of parent, at fair value.................................          15,618          12,760
Investments in and advances to affiliated companies...................................         105,854         114,575
Property, plant and equipment, net....................................................       3,016,594       3,175,363
Goodwill, net.........................................................................         990,822         995,946
Other intangible assets, net..........................................................          73,595          76,331
Derivative assets.....................................................................             976               -
Other assets..........................................................................           6,159           3,740
                                                                                           -------------   -------------
        Total assets..................................................................       4,774,269       4,931,017
                                                                                           =============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):

Current liabilities
Not subject to compromise:
  Accounts payable, including related party payables of 5,908 and 5,189
    respectively......................................................................         161,672         166,679
  Accrued liabilities.................................................................         256,091         281,211
  Subscriber prepayments and deposits.................................................         170,105         121,749
  Derivative liabilities..............................................................               -          10,133
  Short-term debt.....................................................................          59,535          58,363
  Current portion of long-term debt...................................................       3,147,014       3,212,302
                                                                                           -------------   -------------
      Total current liabilities not subject to compromise.............................       3,794,417       3,850,437
                                                                                           -------------   -------------
Subject to compromise:
  Accounts payable....................................................................          36,889          36,889
  Accrued liabilities.................................................................         342,309         351,500
  Current portion of long-term debt, including related party debt of 2,280,824 and
    2,358,380 respectively............................................................       4,881,701       5,043,346
                                                                                           -------------   -------------
      Total current liabilities subject to compromise.................................       5,260,899       5,431,735
                                                                                           -------------   -------------
Long-term liabilities not subject to compromise:
  Long term debt......................................................................         420,589         427,444
  Deferred gain on sale of assets.....................................................         150,321         150,321
  Other long-term liabilities.........................................................          81,826          83,999
                                                                                           -------------   -------------
      Total long-term liabilities not subject to compromise...........................         652,736         661,764
                                                                                           -------------   -------------

Commitments and contingencies (Note 8)

Minority interests in subsidiaries....................................................           1,541           1,660
                                                                                           -------------   -------------

Convertible preferred stock subject to compromise:
  Convertible preferred stock.........................................................       1,664,689       1,664,689
                                                                                           -------------   -------------

Shareholders' equity (deficit)
  Priority stock, 0.02 par value, 300 shares authorized, issued and outstanding.......               -               -
  Ordinary stock, 0.02 par value, 1,000,000,000 shares authorized, 443,417,525
    shares issued and outstanding.....................................................            8,868         443,418
  Additional paid-in capital..........................................................        3,175,136       2,740,586
  Deferred compensation...............................................................          (12,995)        (16,888)
  Accumulated Deficit.................................................................      (10,007,307)    (10,053,630)
  Accumulated other comprehensive income..............................................          236,285         207,246
                                                                                           -------------   -------------
      Total shareholders' equity (deficit)............................................       (6,600,013)     (6,679,268)
                                                                                           -------------   -------------
      Total liabilities and shareholders' equity (deficit)............................        4,774,269       4,931,017
                                                                                           =============   =============

----------------------------------------------------------------------------------------------------------------------
                                        UNITED PAN-EUROPE COMMUNICATIONS N.V.
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                     (Stated in thousands of Euros, except par value share and number of shares)
----------------------------------------------------------------------------------- ----------------- ----------------

                                                                                          For the Three Months
                                                                                             Ended March 31,
                                                                                             ---------------
                                                                                          2003             2002
                                                                                          ----             ----
Service and other revenue.....................................................           359,100           346,312
Operating expense (exclusive of items shown separately below).................          (158,423)         (188,031)
Selling, general and administrative expense...................................           (98,082)         (110,257)
Depreciation and amortization ................................................          (166,616)         (172,632)
Impairment and restructuring charges .........................................                 -            (3,943)
                                                                                     -----------       ------------
   Operating income (loss) ...................................................           (64,021)         (128,551)
Interest income ..............................................................             3,569             5,985
Interest expense .............................................................           (82,377)         (171,789)
Interest expense - related party .............................................                 -           (58,416)
Foreign currency exchange gain (loss) ........................................           133,355           (56,057)
Other income (expense), net ..................................................            66,486           (62,429)
                                                                                     -----------       ------------

   Net income (loss) before income taxes and other items .....................            57,012          (471,257)
Reorganization expenses, net .................................................            (7,641)                -
Income tax benefit (expense) .................................................              (488)            1,244
Minority interests in subsidiaries ...........................................               (65)             (190)
Share in results of affiliates, net ..........................................            (2,495)          (21,303)
                                                                                     -----------       ------------

   Income (loss) before cumulative effect of change in accounting principle ..            46,323          (491,506)
Cumulative effect of change in accounting principle ..........................                 -        (1,498,871)
                                                                                     -----------       ------------

   Net income (loss) .........................................................            46,323        (1,990,377)
                                                                                     ===========       ============

Basic and diluted net income (loss) attributable to common shareholders ......            46,323        (2,026,182)
                                                                                     ===========       ============


Net income (loss) per common share:
   Basic net income (loss) per ordinary share before cumulative effect of change
      in accounting principle.................................................              0.10             (1.19)
   Cumulative effect of change in accounting principle .......................                 -             (3.38)
                                                                                     -----------       ------------
        Basic net income (loss) ..............................................              0.10             (4.57)
                                                                                     ===========       ============

   Diluted net income (loss) per ordinary share before cumulative effect of
      change in accounting principle .........................................              0.07             (1.19)
   Cumulative effect of change in accounting principle .......................                 -             (3.38)
                                                                                     -----------       ------------
      Diluted net income (loss) ..............................................              0.07             (4.57)
                                                                                     ===========       ============

Weighted-average number of ordinary shares outstanding:
   Basic......................................................................       443,417,525       443,417,525
                                                                                     ===========       ============
   Diluted....................................................................       645,504,396       443,417,525
                                                                                     ===========       ============


Other comprehensive income (loss), net of tax:
   Net income (loss) .........................................................            46,323        (1,990,377)
   Foreign currency translation adjustments..................................             19,777           (43,995)
   Change in fair value of derivative assets .................................             6,402             8,002
   Change in unrealized gain in available-for-sale securities ................             2,860             3,008
                                                                                     -----------       ------------
      Comprehensive income (loss).............................................            75,362        (2,023,362)
                                                                                     ===========       ============

===================================================================================================================

                                                                                                                  14

----------------------------------------------------------------------------------------------------------------------
                                        UNITED PAN-EUROPE COMMUNICATIONS N.V.
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           (Stated in thousands of Euros)
----------------------------------------------------------------------------------------------------------------------

                                                                                               For the Three Months
                                                                                                 Ended March 31,
                                                                                                 ---------------
                                                                                                2003         2002
                                                                                                ----         ----

Cash flows from operating activities:
Net income (loss) .....................................................................         46,323    (1,990,377)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
   Depreciation and amortization ......................................................        166,616      172,632
   Non cash impairment and restructuring charges ......................................              -        3,943
   Reorganization expenses ............................................................          7,641            -
   Stock-based compensation expense ...................................................          3,893        6,790
   Accretion of interest expense ......................................................         12,693       90,418
   Amortization of deferred financing costs ...........................................          3,235        4,926
   Foreign exchange (gain) losses,net .................................................       (128,421)      59,059
   Loss on derivative assets ..........................................................          4,383      177,809
   Cumulative effect of change in accounting principle ................................              -    1,498,871
   Minority interests in subsidiaries .................................................             65          190
   Share in results of affiliated companies ...........................................          2,495       21,303
   Gain on extinguishment of liabilities ..............................................              -     (124,511)
   Gain on DIC loan ...................................................................        (69,364)           -
   Other...............................................................................           (113)       2,978
   Changes in assets and liabilities:
      Decrease in restricted cash .....................................................              -       30,314
      Increase in receivables .........................................................         (4,070)      (1,874)
      Increase (decrease) in other current liabilities ................................         16,499      (40,249)
      Increase in deferred taxes and other long-term liabilities ......................          8,667       26,252
                                                                                               --------     --------

Net cash flows from operating activities ..............................................         70,542      (61,526)
                                                                                               --------     --------
Cash flows from investing activities:
Restricted cash deposited, net ........................................................        (18,060)           -
Purchase of derivatives ...............................................................         (9,090)           -
Dividends received ....................................................................              -        8,031
Capital expenditures ..................................................................        (42,915)    (102,017)
Proceeds received from the sale of assets .............................................            663            -
Acquisitions, net of cash acquired ....................................................              -      (24,060)
                                                                                               --------     --------
Net cash flows from investing activities ..............................................        (69,402)    (118,046)
                                                                                               --------     --------

Cash flows from financing activities:
Proceeds from long-term and short-term borrowings......................................          1,381          657
Repayments of long-term and short-term borrowings......................................         (3,810)     (31,874)
                                                                                               --------     --------

Net cash flows from financing activities...............................................         (2,429)     (31,217)
                                                                                               --------     --------

Effect of exchange rates on cash ......................................................         (4,934)      (3,002)
                                                                                               --------     --------

Net decrease in cash and cash equivalents .............................................         (6,223)    (213,791)
Cash and cash equivalents at beginning of period.......................................        255,062      855,001
                                                                                               --------     --------
Cash and cash equivalents at end of period.............................................        248,839      641,210
                                                                                               ========     ========

Supplemental cash flow disclosures:
   Cash paid for reorganization expenses...............................................         (2,868)           -
                                                                                               ========     ========
   Cash paid for interest..............................................................        (63,703)     (10,680)
                                                                                               ========     ========
   Cash received for interest..........................................................          2,200        7,786
                                                                                               ========     ========
===================================================================================================================

                                                                                                                  15